                                     Ex-1.1

                                  April 3, 2001


PERSONAL AND CONFIDENTIAL

Alexandria Real Estate Equities, Inc.
135 North Los Robles Avenue, Suite 250
Pasadena, California 91101

                  Attention: Mr. Joel S. Marcus, Chief Executive Officer

Ladies and Gentlemen:

         We are pleased to confirm the arrangements under which McDonald Investments Inc. ("McDonald") has been engaged by Alexandria Real Estate Equities, Inc. (the "Company") to serve as placement agent in connection with a proposed offering of 500,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to Lazard Asset Management, a division of Lazard Freres & Co. LLC, as agent for certain of its investment management clients (the "Agent"). Capitalized terms used but not defined in this agreement shall have the meanings ascribed to them in the Purchase Agreement dated April 3, 2001 between the Company and the Agent (the "Purchase Agreement").

         1. SERVICES AND PAYMENT. Pursuant to its engagement, McDonald has introduced the Agent to the Company. McDonald will be responsible for: (a) effecting the delivery of the Shares to the accounts designated by the Agent;
(b) collecting funds representing the purchase price for the Shares from the Agent and/or its investment management accounts; and (c) effecting delivery of the aggregate purchase price paid by the Agent and/or its investment management accounts to the Company by means of a single wire transfer of immediately available funds to an account designated by the Company on the Closing Date. If any of the Specified Clients fails to make timely payment of the purchase price for the Shares on the Closing Date (other than by reason of the failure of the Company to satisfy any of the conditions set forth in the Purchase Agreement or to comply with its obligations under this agreement), McDonald shall advance such unpaid amounts to the Company on the Closing Date and undertake to collect such amounts from the Agent or any such Specified Client. It is understood that assistance rendered by McDonald with respect to the offering of the Shares will be on a "best efforts" basis, and no obligation on the part of McDonald to purchase the Shares for its own account or for resale to third parties will arise by virtue of this agreement. As consideration for McDonald's services, the Company agrees to pay McDonald a fee in an amount equal to $627,400. Such fee will be payable in full by the Company upon the closing of the sale of the Shares to the Agent.

         2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to McDonald that:

                  (a) The Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of the Prospectus.

                  (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became effective and the Prospectus and any supplement or amendment thereto relating to the Shares when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to McDonald furnished to the Company in writing by or on behalf of McDonald expressly for use therein.

                  (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Agent against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus and except for stock and/or options to purchase Common Stock pursuant to the Company's Amended and Restated 1997 Stock Award and Incentive Plan, as amended, there are no outstanding (i) options, convertible or exchangeable securities, warrants or other rights calling for the issuance of Common Stock of the Company or equity, partnership, membership or beneficial interests in its subsidiaries or (ii) binding commitments or agreements to issue any such securities.

                  (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (f) All of the Company's subsidiaries that constitute "Significant Subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission (each a "SIGNIFICANT SUBSIDIARY" and collectively, the "SIGNIFICANT SUBSIDIARIES") are identified on SCHEDULE I hereto. Each Significant Subsidiary is a corporation, limited partnership or limited liability company, as the case may be, duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation, with corporate, limited partnership or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration, except where the failure so to register or qualify would not have a Material Adverse Effect.

                  (g) All of the shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, issued by the Significant Subsidiaries or created by agreements to which the Significant Subsidiaries are parties, (i) have been duly and validly issued or created (and in the case of capital stock are fully paid and nonassessable) and (ii) are owned or held, directly or indirectly through Significant Subsidiaries, by the Company in the percentage amounts set forth on SCHEDULE I hereto free and clear of any security interest, lien, adverse claim, equity or other encumbrance (each of the foregoing, a "LIEN") except for such Liens as
         (i) are described in the Registration Statement or the Prospectus, (ii) are set forth on Schedule I, or (iii) would not have a Material Adverse Effect.

                  (h) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Agent as provided herein. This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) There are no material legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Significant Subsidiaries, or to which the Company or any of the Significant Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no material agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                  (j) Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or other organizational documents, or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Significant Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Significant Subsidiaries, or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties is bound (collectively, "COMPANY AGREEMENTS"), except, with respect to clauses (ii) and (iii) above, for any defaults which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (k) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby
         (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for compliance with the securities or Blue Sky or real estate syndication laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts with, or constitutes a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or other organizational documents of the Company or the Significant Subsidiaries or (ii) conflicts with or constitutes a breach of, or a default under, any Company Agreement or violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Significant Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or the Significant Subsidiaries pursuant to the terms of any Company Agreement, except, with respect to clauses (i) and (ii) above, as would not, singly or in the aggregate, have a Material Adverse Effect.

                  (l) Ernst & Young LLP, who have certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any the amendment or supplement thereto), are independent public accountants with respect to the Company as required by the Act.

                  (m) The financial statements, together with related schedules and notes, of the Company and of any properties acquired by the Company included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly (i) the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries and (ii) revenues and certain expenses of the properties acquired by the Company, as the case may be, on the basis stated in the Registration Statement (or in the document incorporated by reference) at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records (i) of the Company and its subsidiaries or (ii) the properties acquired by the Company, as the case may be.

                  (n) Except as disclosed in or contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Significant Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Significant Subsidiaries taken as a whole, and there has not been any change in (or repurchase or declaration of dividends or distributions on) the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Significant Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the business, properties, results of operations or financial condition of the Company and the Significant Subsidiaries taken as a whole.

                  (o) To the best of the Company's knowledge, the Company and each Significant Subsidiary (i) is in compliance with all applicable federal and state laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to clauses (i), (ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties or in connection with off-site disposal of hazardous substances) that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (q) (i) Except as set forth in the Registration Statement and Prospectus, the Company and the Significant Subsidiaries have good and marketable title to all property described in the Registration Statement and Prospectus as owned by them which is material to the business of the Company and the Significant Subsidiaries, and (ii) any real property and buildings described in the Registration Statement and Prospectus as held under lease by the Company and the Significant Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Significant Subsidiaries, in each case except as described in the Registration Statement and the Prospectus or as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

                  (r) The Company and the Significant Subsidiaries self insure or maintain insurance with insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed adequate for their respective businesses and consistent with coverage maintained by similar companies in the businesses in which they are engaged; and neither the Company nor any Significant Subsidiary has any reason to believe that it will not be able to renew its insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (s) To the best of the Company's knowledge, (i) the Company and each of the Significant Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, (ii) the Company and each of the Significant Subsidiaries has fulfilled and performed all its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, and (iii) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Significant Subsidiaries, except, with respect to clauses (i) and (ii) above, for any such failure to obtain permits or failure to fulfill or perform obligations, or the occurrence of events, that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (t) The Company and each of the Significant Subsidiaries has filed all federal and state tax returns required to be filed and have paid all taxes shown thereon as due and there is no tax deficiency that has been, or to the knowledge of the Company, is threatened to be, asserted that could reasonably be expected to have a Material Adverse Effect.

                  (u) The Company and the Significant Subsidiaries are not now, and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus Supplement under the caption "Use of Proceeds," none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (v) The Company has been organized and operated in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code and expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2001 and succeeding taxable years.

                  (w)      The Shares have been listed on the New York Stock
         Exchange.

         3. OPINIONS OF COUNSEL. The Company agrees that any opinions of counsel or comfort or similar letters delivered to the Agent under the terms of the Purchase Agreement also will be addressed to McDonald.

         4. INDEMNITY AND CONTRIBUTION. (a) The Company will indemnify and hold harmless McDonald against any losses, claims, damages or liabilities, joint or several, to which it may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse McDonald for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by McDonald expressly for use therein.

                  (b) McDonald will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by McDonald expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this agreement is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and McDonald on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and McDonald on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Notwithstanding the provisions of this subsection (d), McDonald shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which McDonald has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5. RECORD DATE. McDonald acknowledges that April 6, 2001 is the record date for a dividend on the Common Stock previously declared by the Board of Directors of the Company, and that the Company shall have no liability to McDonald, the Agent or any of the Specified Clients for its or their failure to receive such dividend unless the same is attributable to the Company's failure to perform or delay in performing its responsibilities under the Purchase Agreement or this Agreement.

         6. PUBLICITY. McDonald shall not advertise or publicly announce any of the transactions covered by this agreement or the Purchase Agreement without the prior written consent of the Company.

         7. MISCELLANEOUS PROVISIONS Except to the extent set forth in paragraph 3 hereof, each party hereto shall bear its own expenses in connection with the proposed offering, whether or not the offering closes. It is understood that the expenses referred to in Section 7 of the Purchase Agreement shall be the sole responsibility of the Company. This agreement is solely for the benefit of McDonald and the Company and their respective legal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this agreement.

                  This agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                  If this letter accurately sets forth the understanding between us, please sign the enclosed copy of this letter below and return it to McDonald, at which time this letter will become a mutually binding obligation.

                                             Very truly yours,

                                             McDONALD INVESTMENTS INC.

                                             By:
                                                 -------------------------------

                                             Its:
                                                  ------------------------------

Agreed to as of the above date:

ALEXANDRIA REAL ESTATE
 EQUITIES, INC.

By:
    ----------------------------

Its:
     ---------------------------

                            SCHEDULE 1: SUBSIDIARIES

                   ENTITY NAME                      STATE OF FORMATION               INTERESTS
 Alexandria Real Estate Equities, Inc. ("AREE")             MD                  publicly traded NYSE

Alexandria Real Estate Equities, L.P. ("ARE, LP")           DE                       1% GP: QRS
                                                                                      1% LP QRS
                                                                                    98% LP: AREE

        AREE-HOLDINGS, L.P. ("Holdings")                    DE                      1% GP: ARE-GP
                                                                                   99% LP: ARE, LP

      ARE-GP HOLDINGS QRS CORP. ("ARE-GP")                  DE                        100% AREE

              ARE-QRS Corp. ("QRS")                         MD                        100% AREE